Exhibit 10.1

BID FORM

PROJECT IDENTIFICATION:

Golden Grain Energy, LLC

CONTRACT IDENTIFICATION AND NUMBER:

Spur track for ethanol facility at Mason City, Iowa

THIS BID SUBMITTED TO:

Walter Wendland, Golden Grain Energy, LLC, 14542 – 240th Street, Mason City, IA  50401

1.01         The undersigned Bidder proposes and agrees, if this Bid is accepted, to enter into an Agreement with OWNER in the form included in the Bidding Documents to perform all Work as specified or indicated in the Bidding Documents for the prices and within the times indicated in this Bid and in accordance with the other terms and conditions of the Bidding Documents.

2.01         Bidder accepts all of the terms and conditions of the invitation to Bid and Instructions to Bidders, including without limitation those dealing with the disposition of Bid security.  The Bid will remain subject to acceptance for 60 days after the Bid opening, or for such longer period of time that Bidder may agree to in writing upon request of OWNER.

3.01         In submitting this Bid, Bidder represents, as set forth in the Agreement, that:

A.            Bidder has examined and carefully studied the Bidding Documents, the other related data identified in the Bidding Documents, and the following Addenda, receipt of all which is hereby acknowledged.

Addendum No.	Addendum Date
1	2/10/04
2	2/23/04
3	2/26/04

B.            Bidder has visited the Site and become familiar with and is satisfied as to the general, local, and Site conditions that may affect cost, progress, and performance of the Work.

C.            Bidder is familiar with and is satisfied as to all federal, state, and local Laws and Regulations that may affect cost, progress, and performance of the Work.

D.            Bidder has carefully studied all:  (1) reports of explorations and tests of subsurface conditions at or contiguous to the Site and all drawings of physical conditions in or relating to existing surface or subsurface structures at or contiguous to the Site (except Underground Facilities) which have been identified in the Supplementary Conditions as provided in paragraph 4.02 of the General Conditions, and (2) reports and drawings of a Hazardous Environmental Condition, if any, which has been identified in the Supplementary Conditions as provided in paragraph 4.06 of the General Conditions.

E.             Bidder has obtained and carefully studied (or assumes responsibility for having done so) all additional or supplementary examinations, investigations, explorations, tests, studies, and data concerning conditions (surface, subsurface, and Underground Facilities) at or contiguous to the Site which may affect cost, progress, or performance of the Work or which relate to any aspect of the means, methods, techniques, sequences, and procedures of construction to be employed by Bidder, including applying the specific means, methods, techniques, sequences, and procedures of construction expressly required by the Bidding Documents to be employed by Bidder, and safety precautions and programs incident thereto.

F.             Bidder does not consider that any further examinations, investigations, explorations, tests, studies, or date are necessary for the determination of this Bid for performance of the Work at the price(s) bid and within the times and in accordance with the other terms and conditions of the Bidding Documents.

G.            Bidder is aware of the general nature of work to be performed by OWNER and others at the Site that relates to the Work as indicated in the Bidding Documents.

H.            Bidder has correlated the information known to Bidder, information and observations obtained from visits to the Site, reports and drawings identified in the Bidding Documents, and all additional examinations, investigations, explorations, tests, studies, and data with the Bidding Documents.

I.              Bidder has given ENGINEER written notice of all conflicts, errors, ambiguities, or discrepancies that Bidder has discovered in the Bidding Documents, and the written resolution thereof by ENGINEER is acceptable to Bidder.

J.             The Bidding Documents are generally sufficient to indicate and convey understanding of all terms and conditions for the performance of the Work for which this Bid is submitted.

4.01         Bidder further represents that this Bid is genuine and not made in the interest of or on behalf of any undisclosed individual or entity and is not submitted in conformity with any agreement or rules of any group, association, organization, or corporation; Bidder has not directly or indirectly induced or solicited any other Bidder to submit a false or sham Bid; Bidder has not solicited or induced any individual or entity to refrain from bidding; and Bidder has not sought by collusion to obtain for itself any advantage over any other Bidder or over OWNER.

SUBCONTRACTOR NAME:	SUBCONTRACTOR WORK:

Yaggy Colby Associates	Surveying

5.01         Bidder will complete the Work in accordance with the Contract Documents for the following price:

LUMP SUM BID PRICE:  $640,000.00  (Figures)

Six hundred forty thousand dollars and no cents  (Words)

A.            Unit Prices for Additional Work:

For additional work ordered by OWNER, and not for determining the Lump Sum Bid Price, the following Unit Prices shall be used to determine the change in Contract Price.  Unit Prices have been computed in accordance with paragraph 11.03.B of the General Conditions.

ITEM	DESCRIPTION	UNIT	UNIT COST

	TRACK WORK

1	No. 9 Turnout (Size: 112)	EACH	$22,040.00
2	Track (Size: 112)	TF	$65.10
3	DSP Derail (Size: 112)	EACH	$10,960.00
4	Precast Concrete Crossing	LF	$220.00
5	Direct Fixation (Size: 112)	TF	$73.80

6.01         Bidder agrees that the Work will be substantially complete on or before the dates shown in Article 4 of the Agreement, and in accordance with paragraph 14.07.B of the General Conditions.

6.02         Bidder accepts the provisions of the Agreement as to liquidated damages in the event of failure to complete the Work within the times specified above, which shall be stated in the Agreement.

7.01         The following documents are attached to and made a condition of this Bid:  NONE.

8.01         The terms used in this Bid with initial capital letters have the meanings indicated in the Instructions to Bidders, the General Conditions, and the Supplementary Conditions.

SUBMITTED on March 4, 2004

Contractor’s State License No.		(if applicable)

If Bidder is:

An Individual

Name (typed or printed):

By:		(SEAL)
(Individual’s signature)

Doing business as

Business address:

Phone No.:	Fax No.:

A Partnership

Partnership Name:		(SEAL)

By:
(General Partner’s Signature – attach evidence of authority to sign)

Name (typed or printed):

Business address:

Phone No.:	Fax No.:

A Corporation

Corporation Name:	KELLY-HILL COMPANY		(SEAL)

State of Incorporation:	Missouri

Date of Qualification to do business:		January 1, 1955

Type (General Business, Professional, Service, Limited Liability):

Construction

By:		/s/ Greg Wright
(Signature-attach evidence of authority to sign)

Name (typed or printed):	Greg Wright

Title:		Vice-President

Attest:		/s/ Kathy Wright
(Signature of Corporate Secretary)

Business address:	P. O. Box 681464

Riverside, MO 64168

Phone No.:	816-741-7727	Fax No.:	816-587-4123

END